EXHIBIT 99

BANK OF AUBURN HILLS

PROXY FOR SPECIAL MEETING OF SHAREHOLDERS

To Be Held On  May 13 , 2009

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

The undersigned shareholder of BANK OF AUBURN HILLS hereby appoints John C. Smythe  or Neal Searle, or either of them, to represent the undersigned at the special meeting of the shareholders of BANK OF AUBURN HILLS to be held on  May 13 , 2009, at 9:30 a.m. (local time), at  the Crowne Plaza ,  1500 Opdyke Road, Auburn Hills, Michigan 48326, and at any adjournments or postponements thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present at the meeting on the matters listed below.

When properly executed, this proxy will be voted in the manner directed by the undersigned shareholder and in the discretion of the proxy holder as to any other matter that may come before the special meeting of shareholders and at any adjournment or postponement thereof.  If no direction is given, this proxy will be voted "FOR" the proposal to approve and adopt the Plan of Share Exchange and in the discretion of the proxy holder as to any other matter that may properly come before the meeting or any adjournments or postponements thereof.

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, YOU ARE URGED TO COMPLETE, DATE, AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE PLAN OF SHARE EXCHANGE.

1.  Proposal to approve and adopt the Plan of Share Exchange, dated as of February 17, 2009, between and among CAPITOL BANCORP LIMITED, and the shareholders of BANK OF AUBURN HILLS to exchange the shares of common stock of BANK OF AUBURN HILLS not now held by CAPITOL BANCORP LIMITED for shares of common stock of CAPITOL BANCORP LIMITED according to the terms of the Plan of Share Exchange.  After the share exchange, BANK OF AUBURN HILLS will be a wholly owned subsidiary of CAPITOL BANCORP LIMITED.

                [_] FOR         [_] AGAINST         [_] ABSTAIN

2.  In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, IT SHALL BE VOTED FOR PROPOSAL 1.

Dated:  ______________, 2009

________________________________
Number of Shares of Common Stock

________________________________
Signature (and title if applicable)

________________________________
Signature (if held jointly)

Please sign your name exactly as it
appears on your stock certificate.
When shares are held by joint
tenants, both should sign.  When
signing as attorney, executor,
administrator, trustee or guardian,
please give full title as such.  If
a corporation, please sign in full
corporate name by the President or
other authorized officer.  If a
partnership, please sign in
partnership name by authorized person.